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                                   EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

          PARENT COMPANY                    SUBSIDIARY COMPANIES          STATE OF INCORPORATION
          --------------             ----------------------------------   ----------------------
First Federal of Northern Michigan
           Bancorp, Inc.             First Federal of Northern Michigan           Federal

First Federal of Northern Michigan    Financial Services and Mortgage            Michigan
                                                Corporation

First Federal of Northern Michigan        InsuranCenter of Alpena                Michigan